EXHIBIT 10(f)



                                  NET AGGREGATE EXCESS OF LOSS
                                   RETROCESSIONAL AGREEMENT
                                              NO.

                                            between

                            GENERAL SECURITY ASSURANCE CORPORATION
                                          OF NEW YORK
                                      New York, New York
                         (hereinafter referred to as General Security)

                                              and

                                           SCOR S.A.
                                         Paris, France
                         (hereinafter referred to as the "Reinsurer")


                                   Reinsurer's Reference No.

          RETROCESSIONAL AGREEMENT NO.


          INDEX

          ARTICLE        SUBJECT                                  PAGE

               I         SCOPE OF AGREEMENT                          3

              II         DEFINITIONS                                 3
                         A.   Aggregate Deductible                   3
                         B.   All Business Underwritten              3
                         C.   Ultimate Net Losses                    3
                         D.   Net Ultimate Incurred Losses           4
                         E.   Loss Adjustment Expenses               4
                         F.   Extra Contractual Obligations          4

             III         REINSURANCE PROVIDED                        5

              IV         CONDITIONS                                  5
                         A.   Errors and Omissions
                         B.   Right of Offset                        5
                         C.   Currency                               5
                         D.   Territory                              6
                         E.   Taxes                                  6
                         F.   Access to Records                      6
                         G.   Federal Excise Tax                     6

               V         PREMIUM AND COMMISSION                      6

              VI         REPORTS AND REMITTANCES                     6

             VII         LETTERS OF CREDIT                           7

            VIII         LOSS SETTLEMENTS                            8

              IX         ARBITRATION                                 9

               X         INSOLVENCY                                 10

              XI         SERVICE OF SUIT                            11

             XII         COMMENCEMENT AND TERMINATION               11

            XIII         EXTENSION                                  11
                         B.






          RETROCESSIONAL AGREEMENT

          ARTICLE I - SCOPE OF AGREEMENT

          General Security will cede to the Reinsurer and the Reinsurer will accept as reinsurance from General Security all business defined as "All Business Underwritten".

          ARTICLE II - DEFINITIONS

          A. Aggregate Deductible - The term "Aggregate Deductible" shall mean Forty Seven Million, Four Hundred Ninety Two Thousand, Six Hundred and Six Dollars ($47,492,606) which is the sum of;

                1. Twenty Million, Five Hundred Fifty One Thousand, Two Hundred Seventy Eight Dollars ($20,551,278) which is the amount of net outstanding loss and loss adjustment expense reserves of General Security at December 31, 1989 for all accident years 1989 and prior as documented in its 1989 Statutory Annual Statement; and

              2. Twenty Six Million Nine Hundred Forty One Thousand, Three Hundred Twenty Eight Dollars ($26,941,328), which is the amount of net incurred but not reported losses of General Security at December 31, 1989 for all accident years 1989 and prior as documented in its 1989 Statutory Annual Statement.

          B. All Business Underwritten - The term "All Business Underwritten" shall mean all insurance and reinsurance business underwritten by General Security for all accident years 1989 and prior.

          C. Ultimate Net Losses - The term "Ultimate Net Losses" shall mean all payments made by General Security commencing January 1, 1990 with respect to "All Business Underwritten" in the settlement or satisfaction of claims, losses, suits or proceedings within the terms and amounts of the insurance policies issued by and agreements covering reinsurance assumed by General Security after making deductions for all salvages or reinsurances, whether collectible or not. "Ultimate Net Losses" shall include:

                 (i) interest accrued prior to judgement where such interest is part of a judgement;

                (ii)     loss adjustment expenses as defined below in
                         Article II, subparagraph E; and

               (iii)     extra contractual expenses as defined below in
                         Article II, subparagraph F.





          D. Net Ultimate Incurred Losses: The term "Net Ultimate Incurred Losses" shall initially mean General
                    Security's:

                    (i)  net losses including net "Loss Adjustment
                         Expenses"; plus

                    (ii) net incurred but not reported losses;

                    outstanding on January 1, 1990 with respect to "All Business Underwritten," after making deductions for all salvages and amounts paid or due from all other insurances or reinsurances, whether collectible or not. "Net Ultimate Incurred Losses" shall include "Ultimate Net Losses." "Net Ultimate Incurred Losses" shall be reestimated as of the last day of each calendar quarter as provided in Article VI.

          E. Loss Adjustment Expenses: The term "Loss Adjustment Expenses" shall mean all net expenditures made by General Security including without limit taxed court costs, statutory penalties and interest accrued after judgment which are incurred in connection with the settlement, satisfaction, or defense of a claim, loss, suit or proceeding, excluding General Security's office expenses and salaries and expenses of its employees.

          F. Extra Contractual Obligations: The term "Extra Contractual Obligations" shall mean those liabilities not covered under any other provision of this Agreement and which arise from handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to the following: failure by General Security to settle within the policy or reinsurance contract limit, or by reason of alleged or actual negligence, in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of any appeal consequent upon such action.

                    The date on which any Extra Contractual Obligation is incurred by General Security shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster or loss occurrence, giving rise to such obligation.

          ARTICLE III - REINSURANCE PROVIDED

                    This is a Net Aggregate Excess of Loss Agreement issued to General Security by the Reinsurer covering the "Ultimate Net Losses" and "Net Ultimate Incurred Losses" arising from "All Business Underwritten" by General Security.





                    The Reinsurer shall be liable, as provided below in
                    Article VI and VII, for the amount by which General Security's "Net Ultimate Incurred Losses" or "Ultimate Net Losses" from January 1, 1990 to termination or extinction for "All Business Underwritten" exceed the "Aggregate Deductible".

                    The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of General Security to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them, whether such inability arises from the insolvency of such other reinsurers or otherwise.

          ARTICLE IV - CONDITIONS

          A. Errors and Omissions: Inadvertent errors or omissions made by General Security in reporting any claim or loss under any business reinsured under this Agreement shall neither increase nor reduce the liability of the Reinsurer from what that liability would have been had no such error or omission taken place, provided that as soon as General Security has notice thereof General Security shall correct such error or omission retroactively to the time such error or omission occurred and advise the Reinsurer.

          B. Right of Offset: General Security or the Reinsurer may offset any balance, whether on account of premium, commission, claims or losses, adjustment expense, salvages or any other amount due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between General Security and the Reinsurer or its predecessor whether acting as assuming reinsurer or as retrocessionaire.
                    If General Security becomes insolvent, this provision shall be modified in accordance with the provisions of
                    ARTICLE X - INSOLVENCY and with Section 7427 of the New York Insurance Laws.

          C. Currency: Premiums or losses payable under this Agreement shall be in United States Dollars.

          D. Territory: This Agreement applies to all business of General Security written worldwide.


          E. Taxes: General Security shall not be liable for paying any taxes that the Reinsurer would be obligated to pay arising specifically from this Agreement.

          F. Access to Records: The Reinsurer or its authorized representative shall have the right to inspect at any





                    reasonable time, all papers, books, accounts, documents, claims files and other records of General Security relating to the business reinsured under this Agreement. The Reinsurer's right of inspection shall continue to exist after the termination of this Agreement.

          G. Federal Excise Tax: As the present treaty will be retained on a pure net basis by the Reinsurer, no Federal Excise Tax will be payable as French reinsurers are exempt from Federal Excise Tax in accordance with the Tax Treaty between France and the United States. The Reinsurer will provide on demand any required proof that the present treaty is not retroceded by the Reinsurer.


          ARTICLE V - PREMIUM AND COMMISSION

                    General Security shall pay to the Reinsurer an annual flat premium of One Hundred Seven Thousand and One Hundred Dollars (($107,100) commencing on January 1, 1990, and continuing annually through December 31, 2004. The annual premium shall be due in advance on January 1 of each year.

                    The commission allowed by the Reinsurer to General Security under this Agreement shall be NIL.

          ARTICLE VI - REPORTS AND REMITTANCES

          General Security shall furnish quarterly to the Reinsurer, in such manner as is acceptable to General Security and the Reinsurer as statement, within forty-five (45) days after the close of each quarter showing, as of the last day of the quarter:

          1.        The amount of the "Aggregate Deductible";

          2. The amount of the "Ultimate Net Losses" paid by General Security during such quarter and a reestimation of "Net Ultimate Incurred Losses" as of the last day of the quarter and,

          3. The change, if any, during the quarter in the "Ultimate Net Losses" and "Net Ultimate Incurred Losses" since the last quarterly report.

                    If the "Ultimate Net Losses" do not exceed the "Aggregate Deductible", no payments are due under this Agreement. If at the close of any quarter, the "Ultimate Net Losses" exceed the "Aggregate Deductible" for the first time, the Reinsurer will remit payment, in cash of an amount equal to the excess of "Ultimate Net Losses" over the "Aggregate Deductible".





                    Thereafter, the Reinsurer will remit payment, in cash, for the increase, if any, in the "Ultimate Net Losses" since the last report.

                    Any payments due under this paragraph will be made within thirty (30) days after receipt of the quarterly report.

          At the Reinsurer's request, General Security's evaluation of "Ultimate Net Losses" and/or "Net Ultimate Incurred Losses" will be reviewed by an independent actuary mutually agreed upon the parties, as soon as possible after the Reinsurer's request. If such actuary disagrees with General Security's evaluation and such disagreements are not promptly resolved with General Security, the calculation of "Ultimate Net Losses" and/or "Net Ultimate Incurred Losses" by such actuary shall be final and binding on both General Security and the Reinsurer and not subject to arbitration as provided in Article IX.

          Remittance by General Security or the Reinsurer of any amounts due based upon such analysis will be made within thirty (30) days after the written determination of the independent actuary is delivered to the parties.

          ARTICLE VII - LETTERS OF CREDIT

          If the "Net Ultimate Incurred Losses" exceed the "Aggregate Deductible", at the end of any quarter, the Reinsurer shall provide General Security with a Letter of Credit for the difference between the "Net Ultimate Incurred Losses" and the "Aggregate Deductible", less any payments made to General Security by the Reinsurer for "Ultimate Net Losses" as provided in Article VI. The Reinsurer shall provide and maintain such Letter of Credit in any amount sufficient to allow General Security in its quarterly and annual financial statements to take full credit for reinsurance ceded under this Agreement in full compliance with applicable laws and regulations. The Letter of Credit fees shall be paid by the Reinsurer. At its option, the Reinsurer may substitute for the Letter of Credit a trust agreement or any cash or cash equivalent that satisfies applicable credit for reinsurance laws and regulations.

          Any Letter of Credit required under this paragraph will be issued within thirty (30) days after the receipt of the quarterly report.

          Reinsurer and General Security agree that any letter of credit provided by the Reinsurer may be drawn upon at any time, notwithstanding any other provisions in the Reinsurance
          Agreement, and be utilized by General Security or any successor by operation of law of General Security including, without limitation, any liquidator, rehabilitator, receiver or conservator of General Security for the following purposes:





                    (i) to reimburse General Security for the Reinsurer's share of premiums returned to the owners of policies reinsured under this Agreement on account of cancellations of such policies;

                    (ii) to reimburse General Security for the Reinsurer's share of surrenders and benefits or losses paid by General Security under the terms and provisions of the policies reinsured under this Agreement;

                    (iii) to fund an account with General Security in an amount at least equal to the deduction, for reinsurance ceded, form General Security's liabilities for policies ceded under this Agreement. Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premiums; and

                    (iv) to pay any other amount General Security claims are due under this Agreement:

                    All of the foregoing shall be applied without diminution because of insolvency on the part of General Security or the Reinsurer. Any Letter of Credit required under this paragraph will be issued within thirty (30) days after receipt of the quarterly report.


          ARTICLE VIII - LOSS SETTLEMENTS

          The Reinsurer agrees to abide by the loss settlements of General Security, it being understood, however, that when so requested, General Security will afford the Reinsurer an opportunity to be associated with General Security, at the expense of the Reinsurer, in the defense of any claim or suit or proceeding involving this reinsurance, and that General Security will cooperate in every respect in the defense or control of such claim, suit, or proceeding.

          ARTICLE IX - ARBITRATION

          All unresolved differences of opinion between General Security and the Reinsurer relating to this Agreement, including its formation and validity, whether arising during or after the period of this Agreement, shall be submitted to arbitration, except any differences of opinion with respect to the calculation of "Ultimate Net Losses" or "Net Ultimate Incurred Losses", which shall be resolved by the independent actuary as provided in
          Article VI and Article XIII.

          The Board of Arbitration (hereinafter, the "Board") shall consist of one arbitrator chosen by General Security, one arbitrator to be chosen by the Reinsurer, and a third arbitrator to be chosen





          as promptly as possible by the two arbitrators. The party demanding arbitration shall communicate its demand therefor, identifying the nature of the dispute and the name of the arbitrator to the other, and the latter shall then be bound to name its arbitrator within thirty days after receipt of the demand. Failure or refusal to do so shall empower the demanding party to name the second arbitrator as well. If the two arbitrators are unable to agree upon a third arbitrator within thirty days after the second arbitrator is named, each arbitrator shall name three candidates within ten days thereafter, two of whom shall be declined by the other arbitrator within fifteen days after receiving their names, and the choice shall be made immediately between the two remaining candidates by the party demanding arbitration drawing lots. The arbitrators shall be impartial and shall be present or former officials of insurance or reinsurance companies.

          The Board shall have the power to fix all procedural rules for the holding of the arbitration, including discretionary power to make orders as to any matters which it may consider proper in the circumstances of the case with regard to pleading, discovery, inspection of documents, examination of witnesses, and any other matter whatsoever relating to the conduct of the arbitration.
          The Board shall have the power to receive and act upon such evidence, whether oral or written, strictly admissible or not, as it shall in its discretion think fit. It is expressly agreed that the jurisdiction of the Board to make or render any decision or award shall be limited by the limits of liability expressly set forth in this Agreement, and that the Board shall have no jurisdiction to make any decision or render any award exceeding such expressly stated liability limit of the parties under this Agreement.

          The decision of the majority of the Board shall be in writing and shall be final and binding upon the parties. If either of the parties fails to comply with this decision, the other party may apply for its enforcement to a court of competent jurisdiction in which the party in default is domiciled, or has assets, or carries on business.

          Each party shall bear the cost of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator. The remaining costs of the arbitration proceeding shall be allocated by the Board.

          The arbitration shall be held in New York, New York at the times and places agreed upon by the Board. The laws of the State of New York shall govern the arbitration.


          ARTICLE X - INSOLVENCY

          In the event of the insolvency of General Security, claims under this Agreement shall be payable by the Reinsurer directly to such





          insolvent insured or its liquidator, receiver or statutory successor without diminution because of such insolvency. The Reinsurer shall be given written notice of the pendency of each claim which may involve the reinsurance afforded by this Agreement within a reasonable time after such claim is filed in the insolvency proceeding.

          The Reinsurer shall have the right to investigate each such claim and interpose, at its own expense, in the proceeding where the claim is to be adjudicated, any defense which it may deem available to General Security or its liquidator, receiver or statutory successor. A proportionate share of the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent General Security as part of the expense of liquidation to the extent of the benefit accruing to such insolvent insurer solely as a result of the defense undertaken by Reinsurer.

          The reinsurance shall be payable by the Reinsurer to General Security or to its liquidator, receiver, conservator or statutory successor, except as provided by Section 4118 (a) of the New York Insurance Law or except (a) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of General Security, and (b) where the Reinsurer with the consent of the direct insured or insureds have assumed such policy obligations of General Security as direct obligations of the Reinsurer to the payee under such policies and in substitution of the obligations of General Security to such payees.

          ARTICLE XI - SERVICE OF SUIT

          In the event of the failure of the Reinsurer to pay any amount claimed to be due hereunder, the Reinsurer at the request of General Security will submit to the jurisdiction of any court of competent jurisdiction within the United States and will comply with all requirements necessary to give such court jurisdiction and all matters arising hereunder shall be determined in accordance with the law and practice of such court.


          ARTICLE XII - COMMENCEMENT AND TERMINATION

          This Agreement shall commence at 12:01 AM Eastern Standard Time on January 1, 1990 and, subject to General Security's right to extend this Agreement as provided in Article XIII - EXTENSION below, shall expire at Midnight, December 31, 2004 unless, prior to such date, this Agreement has terminated due to the ultimate extinction, via final payment, of all "Ultimate Net Loss".

          ARTICLE XIII - EXTENSION

          General Security shall have the right, at its sole option, to continue this Agreement beyond December 31, 2004 by requesting





          same, in writing, prior to the termination of this Agreement.
          Any such continuation of this Agreement shall be upon such terms and conditions, including provisions for any additional premium, or return premium, as General Security and the Reinsurer may agree. Any dispute between General Security and the Reinsurer with respect to the amount of the "Net Ultimate Incurred Losses" or "Ultimate Net Losses" which serves as the basis of any additional premium or return premium, shall be resolved by the independent actuary, as provided in Article VI.

          IN WITNESS, WHEREBY, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.

          In New York, New York, this 3rd day of July, 1990


          ATTEST:                            GENERAL SECURITY ASSURANCE
                                             CORPORATION OF NEW YORK

          John T. Andrews                    By: Rene Daniel Brooks

          In Paris, France, this      day of     , 19

          ATTEST:                            SCOR S.A.

                                             Patrick Peugeot

                                        AMENDMENT NO. 1
                                              TO
                                 NET AGGREGATE EXCESS OF LOSS
                                   RETROCESSIONAL AGREEMENT
                                              NO.

                                            between

                            GENERAL SECURITY ASSURANCE CORPORATION
                                          OF NEW YORK
                                      New York, New York
                         (hereinafter referred to as General Security)

                                              and

                                           SCOR S.A.
                                         Paris, France
                         (hereinafter referred to as the "Reinsurer")


                                   Reinsurer's Reference No.





          This Amendment No. 1 to the Net Aggregate Excess of Loss Retrocessional Agreement between General Security Assurance Corporation of New York ("General Security") and SCOR S.A. ("Reinsurer"), dated July 3, 1990 ("Net XOL Agreement") is made
          and entered into this    day of     , 1992.


          WHEREAS, effective January 1, 1991 General Security assumed from its wholly-owned subsidiary, The Unity Fire and General Insurance Company ("Unity"), all of Unity's outstanding liabilities for business written on or before December 31, 1990;

          WHEREAS, Reinsurer reinsures Unity for business written on or before January 1, 1990 under a Net Aggregate Excess of Loss Retrocessional Agreement dated July 3rd, 1990 ("Unity
          Agreement");

          WHEREAS, Unity has assigned, and Reinsurer has consented to the assignment, to General Security of all of Unity's rights, benefits and obligations under the Unity Agreement;

          WHEREAS, the New York State Department of Insurance
          ("Department") has directed General Security to amend the Net XOL Agreement in order to comply with 11NYCRR Chapter IV-D Part 112; and,

          WHEREAS, General Security and Reinsurer intend to terminate the Unity Agreement and desire to amend the Net XOL Agreement to incorporate the coverage provided under the Unity Agreement and to affect the changes required by the Department.

          NOW, THEREFORE, in consideration for the covenants and promises set forth herein, and other good and valuable consideration, the parties hereto mutually agree as follows:

          1.        That Article II - Definitions, subparagraphs A. and B.
          shall be amended to and shall read as follows:

                    "ARTICLE II" - DEFINITIONS

                    A. Aggregate Deductible - The term "Aggregate Deductible shall mean Ninety Three Million, Eight Hundred Twenty Nine Thousand Six Hundred and Six Dollars ($93,829,606) which is the sum of:

                         1. Forty Nine Million, Six Hundred Eighteen Thousand and Seventy Eight Dollars ($49,618,078) which is the amount of net outstanding loss and loss adjustment expense reserves of General Security and Unity at December 31, 1989 for all accident years 1989 and prior as documented in the 1989 Statutory Annual Statements of General Security and Unity; and,





                         2.   Forty Four Million, Two Hundred Eleven
                              Thousand Five Hundred and Twenty Eight
                              Dollars ($44,211,528) which is the amount of net incurred but not reported losses of General Security and Unity at December 31, 1989 for all accident years 1989 and prior as documented in the 1989 Statutory Annual Statements of General Security and Unity.

                    B. All Business Underwritten - The term "All Business Underwritten" shall mean all business underwritten by General Security for all accident years 1989 and prior, and all business assumed by General Security from Unity which was underwritten by Unity for all accident years 1989 and prior."

          2. That Article V - Premium and Commission be amended to and shall read as follows:

                    "ARTICLE V - PREMIUM AND COMMISSION

                    As premium for the reinsurance provided hereunder General Security shall pay to the Reinsurer an annual flat premium of Two Hundred and Ten Thousand Dollars ($210,000), payable on January 1 of each year until and including January 1, 2004.

                    The commission allowed by the Reinsurer to General Security under this Agreement shall be NIL."


          3. That ARTICLE XII - COMMENCEMENT AND TERMINATION be amended to and shall read as follows:

                    "ARTICLE XII - COMMENCEMENT AND TERMINATION

                    This Agreement shall commence at 12:01 AM Eastern Standard Time on January 1, 1990 and shall terminate at the ultimate extinction via final payment of all "Ultimate Net Losses," unless commuted as provided in
                    Article XIII or, in the event of the insolvency of General Security, unless cancelled by the Superintendent of Insurance, acting as its rehabilitator, liquidator, receiver, conservator or statutory successor."

          4. That Article XIII - Extension be deleted in its entirety and be replaced with a new Article XIII - Commutation which shall read as follows:

                    "ARTICLE XIII - COMMUTATION

                    In the event General Security desires to terminate this Net XOL Agreement at December 31 of any year and





                    finally determine and settle all liabilities and obligations of Reinsurer hereunder, General Security shall submit to Reinsurer on or before November 15 of that year a notice of its intent to terminate and a statement showing the "Net Ultimate Incurred Losses" for "All Business Underwritten" as the end of the immediately preceding calendar quarter; such statement shall show the elements considered reasonable to establish the "Net Ultimate Incurred Losses" ("Preliminary Statement"). Reinsurer shall indicate in writing its acceptance of the Preliminary Statement within thirty (30) days from the date of the Preliminary Statement. If Reinsurer accepts the Preliminary Statement, General Security shall submit to Reinsurer within sixty (60) days from the end of the calendar year a final statement showing the "Net Ultimate Incurred Losses" as of December 31 ("Final Statement") and the Reinsurer shall pay the amount set forth in the Final Statement.

                    If Reinsurer does not agree with the calculation set forth in the Preliminary Statement, Reinsurer shall have the right to have the "Net Ultimate Incurred Losses" determined by an independent actuary or appraiser. Within fifteen (15) days from the date of the Preliminary Statement Reinsurer shall notify General Security of its rejection of the Preliminary Statement and its request for an independent actuarial determination of the "Net Ultimate Incurred Losses" ("Rejection Notice"). Upon receipt of the Rejection Notice General Security and the Reinsurer shall mutually appoint any independent actuary or appraiser to investigate and determine such losses as of December
                    31. The determination in writing of the actuary shall be filed with the parties hereto on or before the immediately succeeding March 1 and shall be final and binding on both parties. The Reinsurer shall pay the amount so determined to be the value of such losses within fifteen (15) days from the date of the final actuarial determination.

                    The actuary shall be regularly engaged in the valuation of casualty claims and shall be a Fellow of the Casualty Actuarial Society or of the American Academy of Actuaries, and shall not be under the control or be an affiliate of either party to this Net XOL Agreement.

                    The expense of the actuary shall be equally divided between the two parties."

          IN WITNESS WHEREBY, the parties hereto have caused this Amendment No. 1 to be executed in duplicate by their duly authorized representatives.





          In New York, New York, this 21st day of August, 1992




          ATTEST:                       GENERAL SECURITY ASSURANCE
                                             CORPORATION OF NEW YORK



                                        BY:


          Maxine H. Verne               John T. Andrews, Jr.



          In Paris, France, this 18th day of September, 1992

          ATTEST:                       SCOR S.A.


                                        BY:

          ----------------              Jacques Blondeau

                                        AMENDMENT NO. 2
                                              TO
                                 NET AGGREGATE EXCESS OF LOSS
                                   RETROCESSIONAL AGREEMENT
                                              NO.

                                            between

                            GENERAL SECURITY ASSURANCE CORPORATION
                                          OF NEW YORK
                                      New York, New York
                         (hereinafter referred to as General Security)

                                              and

                                           SCOR S.A.
                                         Paris, France
                         (hereinafter referred to as the "Reinsurer")


                                   Reinsurer's Reference No.





          This Amendment No. 2 to the Net Aggregate Excess of Loss Retrocessional Agreement between General Security Assurance Corporation of New York ("General Security") and SCOR S.A. ("Reinsurer"), dated July 3, 1990 ("Net XOL Agreement") is made and entered into this 6th day of May, 1994.



          WHEREAS, effective January 1, 1994 General Security was merged with and into SCOR Re;

          WHEREAS, pursuant to the terms of the Plan and Agreement of Merger between General Security and SCOR Re, dated January 8, 1993 ("Merger Agreement"), SCOR Re assumed all of General Security's outstanding obligations and liabilities, including liabilities for business written on or before December 31, 1990;

          WHEREAS, Reinsurer reinsures General Security for business written on or before January 1, 1990 under a Net Aggregate Excess of Loss Retrocessional Agreement dated July 3, 1990 (" GS Agreement");

          WHEREAS, by operation of law, all of General Security's rights, benefits and obligations under the GS Agreement were transferred to and assumed by SCOR Re;

          WHEREAS, the parties desire to amend the GS Agreement to reflect the merger of General Security into SCOR Re and to properly identify the parties.

          NOW, THEREFORE, in consideration for the covenants and promises set forth herein, and other good and valuable consideration, the parties hereto mutually agree as follows:

          1. That any and all references in the Agreement to General Security Assurance Corporation of New York shall be amended to SCOR Reinsurance Company.

          2. That any and all references to the defined term "General Security" shall be amended to "SCOR Re".

          3. That Article XIII - Commutation be deleted in its entirety.


          IN WITNESS WHEREBY, the parties hereto have caused this Amendment No. 2 to be executed in duplicate by their duly authorized representatives.





          In New York, New York, this 6th day of May, 1994

          ATTEST:                       GENERAL SECURITY ASSURANCE
                                             CORPORATION OF NEW YORK



          Maxine H. Verne               BY:  Sylvain R. Boueil


          In New York, New York, this 5th day of May, 1994



          ATTEST:                       SCOR S.A.



          ---------------------         BY: Jacques Blondeau